                                                                    EXHIBIT 12

             GE FINANCIAL ASSURANCE HOLDINGS, INC. AND SUBSIDIARIES

                Computation of Ratio of Earnings to Fixed Charges

                          (Dollar amounts in millions)
                         Six Months Ended June 29, 2002

                                   (Unaudited)




                                                                                        Ratio of Earnings
                                                                                         to Fixed Charges
                                                                                        -----------------
 Net earnings                                                                                   $223
 Provision for income taxes                                                                      253
 Minority interest                                                                                 3
 Cumulative effect of accounting changes                                                         380
                                                                                                ----
  Earnings before income taxes and minority interest and cumulative
    effect of accounting changes                                                                 859
                                                                                                ----
 Fixed charges:
    Interest                                                                                      67
    Interest portion of net rentals                                                               14
                                                                                                ----
 Total fixed charges                                                                              81
                                                                                                ----


 Less interest capitalized, net of amortization                                                    1
                                                                                                ----

  Earnings before income taxes,  minority interest and cumulative effect of accounting
     changes, plus fixed charges                                                                $939
                                                                                                ====

  Ratio of earnings to fixed charges                                                            11.6
                                                                                                ====



For purposes of computing the ratios, fixed charges consist of interest on all indebtedness and one-third of rentals, which management believes is a reasonable approximation of the interest factor of such rentals.